QuickLinks -- Click here to rapidly navigate through this document

Exhibit 99.3

To Securities Dealers, Commercial Banks,
Trust Companies and Other Nominees:

        We are sending you this letter in connection with the distribution to our shareholders holding our Class A common stock, $.01 per share ("Class A Common Stock"), of transferable subscription rights ("Class A Rights") to purchase our Class A Common Stock. We have described the Class A Rights and the rights offering in the enclosed Prospectus and evidenced the Class A Rights by one or more rights certificate(s) registered in your name or the name of your nominee.

        We are asking you to contact your clients for whom you hold our Class A Common Stock registered in your name or in the name of your nominee to obtain instructions with respect to the Class A Rights. We have enclosed several copies of the following documents for you to use:

  1.
  The Prospectus;

  2.
  The "Instructions for Use of UnitedGlobalCom, Inc. Class A Common Stock Rights Certificates";

  3.
  Instructions For Certification of Taxpayer Identification Number on Form W-9;

  4.
  A form letter which may be sent to your clients for whose accounts you hold Class A Common Stock registered in your name or the name of your nominee;

  5.
  A Beneficial Owner Election Form, on which you may obtain your clients' instructions with regard to the Class A Rights;

  6.
  A Nominee Holder Certification Form;

  7.
  A Notice of Guaranteed Delivery;

  8.
  A DTC Participant Over-Subscription Exercise Form; and

  9.
  A return envelope addressed to Mellon Investor Services LLC (on behalf of Mellon Bank, N.A.), the subscription agent for the Class A Right offering.

We request that you act promptly. You may obtain additional copies of the enclosed materials and may request assistance or information from the information agent, Mellon Investor Services LLC, at (888) 684-7182.

Very truly yours,
UNITEDGLOBALCOM, INC.

YOU ARE NOT AN AGENT OF MELLON BANK, N.A., MELLON INVESTOR SERVICES LLC NOR OF ANY OTHER PERSON (INCLUDING UNITEDGLOBALCOM, INC.) WHO IS DEEMED TO BE MAKING OR WHO IS MAKING OFFERS OF OUR CLASS A COMMON STOCK IN THE RIGHTS OFFERING, AND YOU ARE NOT AUTHORIZED TO MAKE ANY STATEMENTS ON THEIR OR OUR BEHALF, EXCEPT FOR STATEMENTS MADE IN THE PROSPECTUS.

QuickLinks

  Exhibit 99.3